NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

9,000,000,000

~~6,000,000,000~~ *Shares Authorized*

~~100,000,000 Shares Authorized~~

COMMON STOCK

Par Value: $0.001 Per Share

CUSIP NO. 50730N 10 1

NUMBER **SPECIMEN** **SPECIMEN** **SPECIMEN**

SHARES **SPECIMEN** **SPECIMEN** **SPECIMEN**

Laidlaw Energy Group, Inc.

NOTICE: BY ACCEPTING DELIVERY OF THIS CERTIFICATE THE RECORD HOLDER AND ANY ASSIGNEE(S) ACCEPT AND AGREE TO THE CONDITIONS UNDER "NOTICE" ON THE REVERSE

THIS CERTIFIES THAT **SPECIMEN**

IS THE RECORD HOLDER OF **SPECIMEN**

—Shares of **Laidlaw Energy Group, Inc.** Common Stock—

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED
AMERICAN REGISTRAR & TRANSFER CO.
P.O. Box 1798, Salt Lake City, Utah 84110

By ______________
Registrar - Authorized Signature

SECRETARY/TREASURER

LAIDLAW ENERGY GROUP, INC.
CORPORATE
Seal
NEW YORK

PRESIDENT& CEO